Exhibit (a)(1)(iv)

ADOLOR CORPORATION

OFFER TO EXCHANGE

ELECTION FORM

INSTRUCTIONS AND AGREEMENTS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DEFINED TERMS. All terms used in this Election Form but not defined have the meanings given them in the Offering Memorandum, dated July 22, 2009. References in this Election Form to “Adolor,” “our,” “us” and “we” mean Adolor Corporation.

2. EXPIRATION DATE. The Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m., Eastern Daylight Time (“EDT”), on Wednesday, August 19, 2009, unless the Offer is extended by us.

3. SUBMISSION OF ELECTION. If you intend to tender any of your Eligible Options for exchange in the Offer, a properly completed and signed copy of this Election Form must be received by Adolor before 5:00 p.m. EDT on Wednesday, August 19, 2009 (or such later date as may apply if the Offer is extended) by one of the following means:

By Regular Mail or Hand Delivery

Adolor Corporation

Attention: Leah Zuber

By Facsimile

Adolor Corporation

Attention: Leah Zuber

Facsimile: 484-595-1582

By Email (PDF or similar imaged document file)

OptionExchange@adolor.com

Election Forms should not be sent via inter-office mail.

Your Election Form will be effective only upon receipt by us. Adolor will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own choice and risk. You are responsible for making sure that the Election Form is delivered in the manner indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You may elect to exchange all or none of your Eligible Options for Replacement Options within each of the four exercise price-based tiers that are described in the Offering Memorandum.  To the extent that an Eligible Person elects to exchange Eligible Options that have an exercise price within a particular tier, the Eligible Person must exchange all of the Eligible Options that the Eligible Person holds that are within that particular tier.  Eligible Persons will not be permitted to exchange a portion (instead of all) of the Eligible Options within an individual tier for Replacement Options.  An Eligible Person will be permitted, however, to exchange all of his or her Eligible Options within one tier while electing not to exchange any Eligible Options in a different tier.  If you attempt to exchange a portion but not all of your Eligible Options that are within a particular tier, your entire Election Form will be rejected.

You do not need to return your stock option agreement(s) relating to any tendered Eligible Options, as they will be automatically cancelled if Adolor accepts your Eligible Options for exchange.  Adolor will not accept any alternative, conditional or contingent offers to exchange Eligible Options.  All Eligible Persons electing to tender Eligible Options for exchange waive all rights to receive any notice of the acceptance of their election to tender

Eligible Options, except as provided for in the Offering Memorandum.

4. WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Offer may be withdrawn at any time before 5:00 p.m. EDT on Wednesday, August 19, 2009, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

You may withdraw or change your previously submitted Election Form in one of the following two ways:

•                                          By requesting a replacement Election Form and mailing, faxing or emailing (a PDF or similar imaged document file) a properly completed and signed replacement Election Form to the attention of Leah Zuber by regular mail to Adolor Corporation; by facsimile to 484-595-1582; or by email to OptionExchange@adolor.com.

•                                          By completing and returning the Notice of Withdrawal included in the materials furnished to you, and delivering it to Adolor according to the instructions contained in such notice.

Withdrawals may not be rescinded and any Eligible Options withdrawn will not be considered to be properly tendered, unless the withdrawn Eligible Options are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.  You may not withdraw your election with respect to only a portion of the Eligible Options that you have previously tendered. If you elect to withdraw previously tendered Eligible Options, you must withdraw with respect to all the Eligible Options previously tendered. If you attempt to withdraw your election with respect to only a portion but not all of the Eligible Options that you have previously tendered, your entire withdrawal will be rejected.

5. SIGNATURES. Please sign and date this Election Form. Except as described in this paragraph, this Election Form must be signed by the Eligible Person who holds the Eligible Options to be tendered. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change with your Election Form.  If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Offer (including requests for additional or hard copies of the Offering Memorandum or this Election Form) should be directed to Leah Zuber, by telephone at 484-595-1932 or by e-mail at OptionExchange@adolor.com.

7. IRREGULARITIES. Adolor will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, Adolor’s determination of these matters will be final and binding on all parties. Adolor may reject any or all tenders of Eligible Options that it determines are not in appropriate form or that it determines are unlawful to accept. Adolor may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Person before the expiration of the Offer. No Eligible Options will be accepted for exchange until the Eligible Person exchanging the Eligible Options has cured all defects or irregularities to Adolor’s satisfaction, or they have been waived by Adolor, prior to the expiration date.  Neither Adolor nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8. ADDITIONAL DOCUMENTS TO READ.  You are encouraged to carefully read the Offering Memorandum and the other related documents referred to within that document.

9. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offering Memorandum, which contains important tax information. We encourage all Eligible Persons to consult with tax advisors if you have questions about your financial or tax situation.

10. GOVERNING LAW AND DOCUMENTS. The Election Form and Notice of Withdrawal are governed by, and subject to, U.S. federal and Delaware state law (without giving effect to principles of conflict of laws), as well as the terms and conditions set forth in the Offering Memorandum.

ELIGIBLE OPTION INFORMATION

Name:            [ELIGIBLE PERSON]

Below is a list of your current outstanding Eligible Options that may be tendered for exchange in the Offer pursuant to the Offering Memorandum.  TO MAKE AN ELECTION, PLACE A CHECK MARK IN THE BOX(ES) CORRESPONDING TO THE ELIGIBLE OPTION TIER(S) YOU WANT TO EXCHANGE.  IF YOU DO NOT MARK THE BOX FOR A PARTICULAR ELIGIBLE OPTION TIER, IT WILL BE PRESUMED THAT YOU HAVE ELECTED NOT TO EXCHANGE THAT PARTICULAR ELIGIBLE OPTION TIER.

Eligible Option Grant	Type of Eligible	Eligible Option Grant Expiration	Eligible Option Exercise	Options Eligible for	Number of Eligible Options	Hypothetical Number of Replacement Options that May Be Granted at Various Assumed Adolor Closing Stock Prices on the Last Trading Day Immediately Prior to the Replacement Option Grant Date (2) (3):						CHECK THE BOX BELOW IF YOU WANT TO EXCHANGE THE ELIGIBLE OPTIONS IN
Date	Option	Date	Price	Exchange (1)	Vested	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	THIS TIER
	(ISO / NQSO)			(as of July 22, 2009)	(as of July 22, 2009)
EXCHANGE TIER 1:												☐
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—

EXCHANGE TIER 2:												☐
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—

EXCHANGE TIER 3:												☐
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—

EXCHANGE TIER 4:												☐
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—
			$—	—		—	—	—	—	—	—

(1) Only options with exercise prices equal to or greater than $7.00 that were issued more than 24 months from the commencement date of the Exchange Program are eligible for exchange.  This table lists only your options that meet these issuance date and exercise price criteria.

(2) The number of Replacement Options shown in the table above are hypothetical examples only and are based on assumptions regarding the closing sale price of our Common Stock on the last trading day prior to the Replacement Option grant date.  The actual number of Replacement Options granted in exchange for tendered Eligible Options will be determined based on the NASDAQ closing price of Adolor’s Common Stock on the last trading day immediately prior to the Replacement Option grant date.

(3)  Each Replacement Option granted will have an expiration date that is identical to the expiration date of the Eligible Option being exchanged for such Replacement Option.  Replacement Options will vest in four equal semi-annual installments over a two-year period after the Replacement Option grant date, with the first vesting occurring six months after such grant date.  However, if a fully-vested Eligible Option surrendered pursuant to the Offer is set to expire on or before the date that is two and one-half years following the Replacement Option grant date (i.e., February 20, 2012, assuming the expiration of the Offer on August 19, 2009) then a Replacement Option received in exchange for such Eligible Option will vest in two equal semi-annual installments over a 12-month period after the Replacement Option grant date, with the first vesting occurring six months after such grant date.

AGREEMENT TO TERMS OF ELECTION

By electing to surrender my Eligible Options for exchange, I understand and agree to all of the following:

1. I am tendering to Adolor for exchange those Eligible Options specified in this Election Form and understand that, upon acceptance by Adolor, this Election Form will constitute a binding agreement between Adolor and me, unless Adolor receives a later Election Form or a valid Notice of Withdrawal with respect to such Eligible Options before the Offer expires.  On this Election Form, I have checked the box(es) corresponding to the Eligible Options that I want to exchange.

2. I understand that if I validly tender Eligible Options for exchange, and such Eligible Options are accepted and cancelled, I will lose my rights to purchase any shares under such Eligible Options and I will receive in exchange Replacement Options to acquire fewer shares of Common Stock than under my Eligible Options at the time of the exchange.

3. I understand that the Replacement Options to be issued to me will vest in four equal semi-annual installments over a two-year period after the Replacement Option grant date, with the first vesting occurring six months after such grant date; provided, however, that if a fully-vested Eligible Option surrendered pursuant to the Offer is set to expire on or before the date that is two and one-half years following the Replacement Option grant date (i.e., February 20, 2012, assuming the expiration of the Offer on August 19, 2009) then a Replacement Option received in exchange for such Eligible Option will vest in two equal semi-annual installments over a 12-month period after the Replacement Option grant date, with the first vesting occurring six months after such grant date.

4. I understand that the exercise price under the Replacement Options to be issued to me has not been definitively established and will not be definitively established until the date they are granted.  In particular, I understand that the Replacement Options to be issued to me will have a per share exercise price equal to the closing sale price of Adolor’s Common Stock on the Replacement Option grant date on the NASDAQ Global Market.

5. I understand that, in issuing Replacement Options, the Company will seek to retain the same character as the Eligible Options they replace.  If the Eligible Option I tender for exchange is a non-qualified stock option, the Replacement Option I receive in its place will likewise be a non-qualified stock option.  If the Eligible Option I tender for exchange is an incentive stock option, the Replacement Option I receive in its place will likewise be an incentive stock option.  I understand, however, that to the extent that the aggregate fair market value (determined as of the grant date) of shares of Common Stock with respect to which options designated as incentive stock options become exercisable by an optionee during any calendar year exceeds $100,000, such options shall not constitute incentive stock options.  I understand Replacement Options will be granted under Adolor’s Amended and Restated 1994 Equity Compensation Plan and Adolor’s Amended and Restated 2003 Stock-Based Incentive Compensation Plan (the “Plans”).

6. I understand that the terms of the Replacement Options other than the exercise price, vesting schedule and expiration date will be based upon the provisions of the Plans, together with any supplemental terms contained in the option agreement used for the option awards.

7. I acknowledge that Adolor has advised me to consult with my own financial, tax and legal advisors as to the consequences of participating or not participating in the Offer.

8. I understand that, to remain eligible to tender my Eligible Options for exchange and cancellation pursuant to the Offer, I must be employed by Adolor on the date the Offer commences and must remain continuously employed by Adolor through the expiration date of the Offer.

9. I understand that neither the ability to participate in the Offer nor actual participation in the Offer will be construed as a right to continued employment with Adolor.  The terms of my employment with Adolor remain unchanged.

10. I understand that, in accordance with the Offering Memorandum, Adolor may terminate, modify or amend the Offer and postpone its acceptance and cancellation of any Eligible Options that I have tendered for exchange. In any such event, I understand that any Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

11. I understand that my election to participate in the Offer is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Offer expires.  I understand that my election to tender my Eligible Options will become irrevocable at 5:00 p.m. EDT on Wednesday, August 19, 2009, unless the Offer is extended.

12. Effective as of the date on which Adolor accepts the Eligible Options that I am tendering as specified in this Election Form, I sell, assign and transfer to Adolor all right, title and interest in and to all of, and I agree that I shall have no further right or entitlement to purchase any shares of Adolor’s Common Stock under, the tendered Eligible Options. I understand that my death or incapacity will not affect Adolor’s authority to take the actions described in the Offering Memorandum with respect to Eligible Options that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

13. I understand that if I do not mark the box for a particular Eligible Option tier in this Election Form, it will be presumed that I have elected not to exchange that particular Eligible Option tier.

14. I hereby represent and warrant that I have full power and authority to elect to surrender the Eligible Options marked in this Election Form and that, when and to the extent such Eligible Options are accepted by Adolor, such Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Eligible Options will not be subject to any adverse claims.

15. I agree to all of the terms and conditions of the Offer AND HAVE COMPLETED AND SIGNED THIS ELECTION FORM AND CHECKED THE APPROPRIATE BOX(ES) ON PAGE 3 HEREOF.  I understand that if I do not complete and sign this Election Form, I will be deemed to have elected NOT to exchange ANY of my Eligible Options.

Eligible Person’s Signature	Date

Eligible Person’s Name (please print)

REMINDER: IN ADDITION TO SIGNING THIS ELECTION FORM ABOVE, YOU MUST ALSO CHECK THE APPROPRIATE BOX(ES) ON PAGE 3 HEREOF.